Exhibit 99.1

www.bankrate.com

Bankrate Reaches Agreement to Sell Insurance Business

Total Transaction Purchase Price of $165 Million; Transaction Expected to Close by End of Year

New York - November 5, 2015 – Bankrate, Inc. (NYSE:RATE) has reached an agreement to sell its insurance business (“insuranceQuotes”) to All Web Leads, Inc., a portfolio company of Genstar Capital Partners.  The transaction is subject to certain closing conditions and is expected to close by December 31, 2015.

The insuranceQuotes business will continue normal operations throughout this process.

“This transaction is a win-win outcome for both parties,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc. “The sale will allow Bankrate to focus its energy and resources on the Company’s two core businesses, credit cards and banking, and the great growth opportunities available in the Senior Care vertical.  The joining together of insuranceQuotes with All Web Leads provides the combined entity significant scale to continue making investments in the rapidly evolving online insurance business.”

The purchase price to be paid by All Web Leads will consist of $140.0 million to be paid in cash at the closing, and $25.0 million to be paid on the second anniversary of the closing date in cash or, to the extent payment in cash in full is restricted under All Web Leads’ senior credit agreement, by delivery of a subordinated promissory note.

Austin, Texas-based All Web Leads (AWL) is the premier customer acquisition marketing company focused on the U.S. insurance industry. The Company's award-winning insurance leads, calls and clicks programs lead the industry in conversion, qualification and volume according to recent surveys.

All Web Leads CEO Bill Daniel, added, “We are thrilled to have the Bankrate insurance division become a part of AWL and we look forward to bringing our industry leading, agency-centric set of premium products to the many thousands of insuranceQuotes agent and agency customers across the U.S.  Together, we expect to deliver a level of performance and service surpassing anything our customers have experienced before.”

Bank of America Merrill Lynch served as Bankrate's financial advisor on the transaction.  Paul Hastings served as Bankrate's legal counsel.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com,

CreditCards.com, insuranceQuotes.com and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Forward-Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of Bankrate and All Web Leads that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and Bankrate’s and All Web Leads’ businesses, which include, but are not limited to: macroeconomic conditions and general industry conditions such as the competitive environment and the growth prospects for online insurance sales; the risk that a condition to closing of the Insurance business sale transaction may not be satisfied, including without limitation antitrust regulatory approval; other risks to consummation of the Insurance business sale transaction, including the risk that the transaction will not be consummated within the expected time period; the uncertainty with respect to if and when the deferred portion of the purchase price in the Insurance business sale transaction will be paid; the effects of disruption from the Insurance business sale transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners;; and litigation and regulatory risks. For more information about factors that could cause actual results to differ materially from our expectations, refer to Bankrate’s reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in Bankrate’s Annual Report on Form 10-K for the year ended December 31, 2014 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q. These documents are available on the SEC’s website at www.sec.gov. Bankrate undertakes no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

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For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

News Media:

Thomas Mulligan

Sitrick And Company

tmulligan@sitrick.com

(310) 367-6567